LIONBRIDGE TECHNOLOGIES, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

TO: <<Participant>>

     To encourage your continued service as a director of Lionbridge Technologies, Inc. (collectively, the “Company”), and as compensation for your services as a director of the Company as provided under the Company’s Independent Director’s Compensation Policy, you have been granted this restricted stock unit award (the “Award”) pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”). The Award represents the right to receive shares of Common Stock of the Company subject to the fulfillment of the vesting conditions set forth in this agreement (this “Agreement”).

     The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. The most important terms of the Award are summarized as follows:

     1.     Award Date:      [DATE OF LIONBRIDGE ANNUAL MEETING OF STOCKHOLDERS]

     2.     Number of Restricted Stock Units Subject to this Award:      [NUMBER OF SHARES EQUAL TO $25,000 BASED ON FMV OF LIONBRIDGE COMMON STOCK ON DATE OF GRANT.

     3.     Vesting Schedule: The Award will be fully vested on the 13th month anniversary of the date of grant. The Award will become fully vested automatically upon a change of control of the Company.

     5.     Conversion of Restricted Stock Units and Issuance of Shares. Except in the event you have elected to defer receipt of the Shares (as defined herein) pursuant to the Company’s Deferred Compensation Plan, upon the vesting of the Award (the “Vest Date”), one share of Common Stock shall be issuable for each restricted stock unit that vests on the Vest Date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to you upon satisfaction of any required tax withholding obligations. No fractional shares shall be issued under this Agreement. In the event you have elected to defer receipt of the Shares pursuant to the Company’s Deferred Compensation Plan, you will receive such Shares in accordance with the terms of such Plan and your election thereunder.

     6. Termination of Service. The unvested portion of the Award will terminate automatically and be forfeited to the Company immediately and without further notice upon termination of your service as a director of the Company. No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited.

     7.     Right to Shares. You shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to you.

     8.     Taxes.

     (a)  Generally. You are ultimately liable and responsible for all taxes owed in connection with the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate your tax liability.

     (b)  Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social tax obligation (the “Tax Withholding Obligation”), you must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

     (c)  Right to Retain Shares. The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary payable to you, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

     9.     Execution of Award Agreement. Please acknowledge your acceptance of the terms and conditions of the Award by signing the original of this Agreement and returning it to the Company.

Very truly yours,

LIONBRIDGE TECHNOLOGIES, INC.

By:

Name:

Title:

ACCEPTANCE AND ACKNOWLEDGMENT

     I accept the Restricted Stock Unit Award described in this Agreement and in the Plan, and acknowledge receipt of a copy of this Agreement and the Plan, and acknowledge that I have read them carefully and that I fully understand their contents.

Dated:

Taxpayer I.D. Number	<<Participant>>

Address: